Exhibit 99.1

December 21, 2017

Investor and Media Contact: Jerri Dean

jerri.dean@rig.net

281-674-0129

RigNet Announces Executive Leadership Change

HOUSTON - RigNet, Inc. (NASDAQ:RNET) announced today that Charles E. (Chip) Schneider, senior vice president and chief financial officer (CFO), will leave the company to pursue other opportunities following a brief transition period. The company has begun a search to identify a replacement.

“Chip’s input has been valuable as we have advanced our stated strategies to build and grow our over-the-top portfolio and diversify our revenue stream,” said Steven E. Pickett, chief executive officer and president. “We wish him well in his future endeavors.”

About RigNet

RigNet is a global technology company that provides customized communications services, applications and cybersecurity solutions enhancing customer decision making and business performance. RigNet is headquartered in Houston, Texas with operations around the world. For more information on RigNet, please visit www.rig.net.

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